Exhibit 32.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of California Petroleum Transport Corporation (the "Company") on Form 10-Q for the quarter ended June 30, 2012 as filed with the Securities and Exchange Commission (the "SEC") on or about the date hereof (the "Report"), I, Damian A. Perez , President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: August 9, 2012

/s/ Damian A. Perez
Damian A. Perez
Principal Executive Officer